UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2014 (October 31, 2014)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
The information set forth under Item 9.01 is incorporated herein by reference. Certain statements contained within this current report on Form 8-K of Kimball International, Inc. (the “Company”) are considered forward-looking under the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of words such as “expects”, “anticipates”, “believes” and “estimates.” These forward-looking statements are subject to risks and uncertainties including, but not limited to, our ability to fully realize the expected benefits of the spin-off. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Form 10-K filing for the fiscal year ended June 30, 2014 and other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits
(b) Pro forma financial information
On October 31, 2014, the Company completed the spin-off of its electronic manufacturing services segment. The Company distributed the related shares of Kimball Electronics, on a pro rata basis, to the Company's Share Owners of record as of October 22, 2014 (the Record Date). On October 31, 2014, each of the Company's shareholders received three shares of Kimball Electronics for every four shares of the Company held by such shareholder on the Record Date.
The unaudited pro forma consolidated balance sheet of the Company as of September 30, 2014 and the unaudited pro forma consolidated statements of income of the Company for the three months ended September 30, 2014 and for the years ended June 30, 2014, 2013 and 2012 giving pro forma effect to the spin-off are included as Exhibit 99.1 to this current report on Form 8-K and are incorporated into this Item 9.01 by reference.
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements of Kimball International, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer
Date: November 6, 2014

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements of Kimball International, Inc.